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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              SIGNATURE INNS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                            Indiana                             35-1426996
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            (State of incorporation or organization)         (I.R.S. employer
                                                             identification no.)

         250 East 96th Street, Suite 450
              Indianapolis, Indiana                                   46240
----------------------------------------------------         ------------------
            (Address of principal executive offices)               (zip code)

If this Form relates to the registration of       If this Form relates to the registration of
a class of debt securities and is effective       a class of debt securities and is to become
upon filing pursuant to General Instruction       effective simultaneously with the
A(c)(1) please check the following box. [  ]      effectiveness of a concurrent registration
                                                  statement under the Securities Act of 1933
                                                  pursuant to General Instruction A(c)(2)
                                                  please check the following box.  [  ]


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each Class to be            Name of each exchange on which each
         so registered                     class is to be registered
   -------------------------            -----------------------------------

              None                                  None
   -------------------------            -----------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                       Rights to Purchase Preferred Stock
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                                (Title of Class)



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The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A filed January 17, 1997 as follows:

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

Item 1 is hereby amended by adding the following paragraph:

         Effective December 8, 1998, the Company amended and restated (the "Second Amended and Restated Rights Agreement") the Amended and Restated Rights Agreement dated as of January 17, 1997. The following paragraphs summarize the principal amendments to the Second Amended and Restated Rights Agreement effected through this amendment. Capitalized terms used without definition below have the meanings assigned to them in the Second Amended and Restated Rights Agreement.

         1. ALLOWANCE FOR INADVERTENT ACQUISITIONS. The Second Amended and Restated Rights Agreement excludes from the definition of Acquiring Person any Person the Board of Directors determines to have inadvertently and in good faith become an Acquiring Person and who promptly thereafter divests themselves of a sufficient number of shares so as to no longer be an Acquiring Person.

         2. REMOVAL OF CONTINUING DIRECTOR PROVISIONS. The Second Amended and Restated Rights Agreement deletes the term Continuing Director in its entirety and removes from the Rights Agreement all references to Continuing Director decision-making, such decision-making now being vested in the Board of Directors.

Item 2.  Exhibits.
         --------

     1. Amended and Restated Rights Agreement, dated as of January 17, 1997, between Signature Inns, Inc. and Harris Trust and Savings Bank, as Rights Agent, which includes as exhibits, the form of Right Certificate and the Summary of Rights Agreement. (Incorporated by reference to Exhibit 4.3 to Signature Inns, Inc.'s Registration Statement on Form SB-2, File No. 333-12735.)

     2. Second Amended and Restated Rights Agreement, dated as of December 8, 1998, between Signature Inns, Inc. and Harris Trust and Savings Bank, as Rights Agent, which includes as exhibits the form of Right Certificate and the Summary of Rights Agreement. (Incorporated by reference to Exhibit 99.2 to Signature Inns, Inc.'s Current Report on Form 8-K dated December 11, 1998)







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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              SIGNATURE INNS, INC.



Date: December 11, 1998                   By: /s/ John D. Bontreger
                                              ---------------------------------
                                          Name: John D. Bontreger
                                                -------------------------------
                                          Title: President and Secretary
                                                 -------------------------------








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                                  EXHIBIT INDEX
                                  -------------


         1. Amended and Restated Rights Agreement, dated as of January 17, 1997, between Signature Inns, Inc. and Harris Trust and Savings Bank, as Rights Agent, which includes as exhibits, the form of Right Certificate and the Summary of Rights Agreement. (Incorporated by reference to Exhibit 4.3 to Signature Inns, Inc.'s Registration Statement on Form SB-2, File No. 333-12735.)

         2. Second Amended and Restated Rights Agreement, dated as of December 8, 1998, between Signature Inns, Inc. and Harris Trust and Savings Bank, as Rights Agent, which includes as exhibits the form of Right Certificate and the Summary of Rights Agreement. (Incorporated by reference to Exhibit 99.2 to Signature Inns, Inc.'s Current Report on Form 8-K dated December 11, 1998.)








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